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                                                                     EXHIBIT 5.1



                        [Letterhead of Perkins Coie LLP]

                               September 30, 2003



Esterline Technologies Corporation
500 108th Avenue NE
Bellevue, Washington  98004

         RE: EXCHANGE OFFER RELATING TO 7.75% EXCHANGE NOTES DUE 2013

Ladies and Gentlemen:

         We have acted as counsel to you and the additional registrants (the "Subsidiary Guarantors") as listed in the Registration Statement (as defined below) in connection with certain proceedings related to the offer by Esterline Technologies Corporation, a Delaware corporation (the "Company"), and the Subsidiary Guarantors, to exchange the Company's 7.75% Senior Subordinated Notes Due 2013 (the "Exchange Notes") and the related guarantees (the "Exchange Guarantees") of the Exchange Notes by the Subsidiary Guarantors, which are being registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4, as amended and supplemented (the "Registration Statement"), for an equal principal amount at maturity of the Company's outstanding 7.75% Senior Subordinated Notes Due 2013 (the "Original Notes") and the related guarantees of the Original Notes by the Subsidiary Guarantors. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Registration Statement.

         In the course of our representation as described above, we have examined, among other things, the Indenture dated as of June 11, 2003 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). We have also examined and relied on originals or photocopies, certified or otherwise identified to our satisfaction, of all such corporate books and records of the Company and the Subsidiary Guarantors and such other instruments, records, certificates or other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

         Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when:



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Esterline Technologies Corporation
September 30, 2003
Page 2




         A. (i) the Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Notes have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for Original Notes pursuant to, and accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement, the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

         B. (i) the Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Guarantees have been executed in accordance with the Indenture and the Exchange Notes have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for Original Notes pursuant to, and accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement, the Exchange Guarantees will constitute legal, valid and binding obligations of the respective Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms;

except as such enforceability is subject to the effect of (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) public policy limitations on rights to indemnification or contribution.

         Members of our firm are admitted to the bars of the State of Washington and the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Washington and the State of New York and the Delaware General Corporation Law, and the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,

                                       /s/ Perkins Coie LLP